                                                                     EXHIBIT 2.3

                              EXCHANGE AGREEMENT


      This Exchange Agreement ("Agreement"), dated to be effective as of
                                ---------
_________________ 1997, is among LATEX PETROLEUM CORPORATION, an Oklahoma corporation ("LPC"), and GERMANY OIL COMPANY, a Delaware corporation ("GOC")
              ---                                                      ---
(collectively, "ORIGINAL OWNERS"), ALLIANCE RESOURCES PLC, a public limited
                ---------------
company incorporated in England and Wales ("ALLIANCE"), and LASALLE STREET NATURAL RESOURCES CORPORATION, a Delaware corporation ("LSNRC").
                                                        -----
                                   RECITALS
                                   --------

      A. LPC, LaTex/GOC Acquisition, Inc. ("GOCA"), GOC, Alliance Resources
                                            ----
(USA) Inc. and Source Petroleum Inc. (collectively, the "Borrowers") and Bank
                                                          ---------
of America National Trust and Savings Association (the "Lender") are parties to
                                                        ------
that certain Second Amended and Restated Credit Agreement dated as of March 14, 1997 (as amended, the "Credit Agreement") Capitalized terms used herein and not
                       ----------------
otherwise defined shall have the meanings given them in the Credit Agreement.

      B.  LaTex Resources, Inc. ("LRI") owns 100% of the issued and outstanding
                                  ---
stock of LPC, GOCA AND GOC.

      C. LPC and LSNRC are parties to that certain Assignment and Conveyance of Overriding Royalty Interest dated as of October 31, 1995 ("LPC Assignment"),
                                                           --------------
pursuant to which LPC assigned and conveyed to LSNRC certain interests in certain oil and gas property interests located in _______________________ (collectively, the "LPC ORRI"). The LPC Assignment has been filed and recorded
                    --------
as set forth on Schedule I hereto.
                ----------

      D. GOC and LSNRC are parties to that certain Assignment and Conveyance of Overriding Royalty Interest dated as of October 31, 1995 ("GOC Assignment"),
                                                           --------------
pursuant to which GOC assigned and conveyed to LSNRC certain interests in certain oil and gas property interests located in ______________________ (collectively, the "GOC ORRI") The GOC Assignment has been filed and recorded as
                    --------
set forth on Schedule II hereto.
             -----------

      B. LRI has entered into that certain Agreement and Plan of Merger (as amended, the "Merger Agreement") with Alliance and Alliance Resources
              ----------------
(Delaware), Inc., a wholly-owned subsidiary of Alliance ("ARI"), pursuant to
                                                          ---
which ARI will merge (the "Merger") with and into LRI.
                           ------

      F. Alliance, Original Owners and LSNRC have now agreed that LSNRC shall assign to LPC and GOC all of the LPC ORRI and the GOC ORRI conveyed by the LPC Assignment and the GOC Assignment, respectively, and have today executed and delivered that certain Assignment and Conveyance of Overriding Royalty Interest, a copy of which is attached hereto as Exhibit A (the "Reassignment").
                                      ---------       ------------

      G. In consideration of the Reassignment, Alliance, Original Owners and LSNRC have agreed that LSNRC shall receive from Alliance _______________________ ordinary shares of Alliance and the [(Pounds)873,281.25] nominal amount of convertible, non-interest bearing, subordinated, unsecured loan notes 1997/2007 of Alliance consisting of [1,078,125] notes of 81p each (the "Convertible Loan Notes").
               ----------------------


                                   AGREEMENT
                                   ---------

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, Alliance, Original Owners and LSNRC agree as follows:

      1.  EFFECT ON REASSIGNED PROPERTIES. Original Owners and LSNRC agree that,
          -------------------------------
effective as of the date hereof the LPC ORRI and the GOC ORRI reassigned by LSNRC to LPC and GOC, respectively, pursuant to the Reassignment and the properties burdened thereby shall be free and clear of this Agreement, the LPC Assignment, the GOC Assignment and that certain Agreement Concerning ORRI among the Original Owners and LSNRC.

      2.  STOCK AND CONVERTIBLE LOAN NOTES TO BE ISSUED. Alliance hereby agrees
          ---------------------------------------------
to issue to LSNRC _______________ ordinary shares and the Convertible Loan Notes on the terms and conditions set forth in this Agreement. The ordinary shares issued to LSNRC hereunder and the ordinary shares issuable on conversion of the Convertible Loan Notes shall be the subject of a Registration Rights Agreement in the form attached as Exhibit B-1 to the Credit Agreement. The Convertible Loan Notes shall be issued to LSNRC with instruments substantially in the form attached hereto as Exhibit B.
                   ---------

      3.  AMENDMENT TO ARTICLES OF ASSOCIATION. Alliance hereby agrees to amend
          ------------------------------------
its Articles of Association to contain the provision set forth on Exhibit C
                                                                  ---------
hereto.

     4.  OPINION OF ENGLISH COUNSEL TO ALLIANCE. Alliance shall provide to LSNRC
         --------------------------------------
an opinion from Ashurst Morris Crisp, in form and substance satisfactory to LSNRC, as to the ordinary shares to be issued hereunder, the Convertible Loan Notes, the Loan Note Instrument and such other matters as LSNRC may reasonably determine necessary.

      5.  OTHER PROVISIONS.
          -----------------

      a.  Successors and Assigns. The provisions hereof shall extend to, be
          ----------------------
binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

      b.  Counterparts. This Agreement may be executed in any number of
          ------------
separate counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

      c.  Governing Law. This Agreement shall be governed by and construed,
          -------------
interpreted and enforced in accordance with the laws of the State of Illinois, irrespective of its rules concerning conflict of laws.

                               LPC:


                               LATEX PETROLEUM CORPORATION,
                               an Oklahoma corporation


                               By:
                                      ------------------------------------------
                               Name:
                                      ------------------------------------------
                               Title:
                                      ------------------------------------------


                               GOC:

                               GERMANY OIL COMPANY, a Delaware corporation


                               By:
                                      ------------------------------------------
                               Name:
                                      ------------------------------------------
                               Title:
                                      ------------------------------------------


                               ALLIANCE:

                               ALLIANCE RESOURCES PLC, a public limited company incorporated in England and Wales


                               By:
                                      ------------------------------------------
                               Name:
                                      ------------------------------------------
                               Title:
                                      ------------------------------------------


                               LSNRC:

                               LASALLE STREET NATURAL RESOURCES CORPORATION, a Delaware corporation


                               By:
                                      ------------------------------------------
                               Name:
                                      ------------------------------------------
                               Title:
                                      ------------------------------------------


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